EXHIBIT 23.2

                               CONSENT OF COUNSEL


Motors Mechanical Reinsurance Company, Limited:

We hereby consent to the reference to our name under the captions "United States Federal Tax Considerations," "Legal Matters" and "Experts" in the Prospectus which is part of this Registration Statement.



                                       s/LeBoeuf, Lamb, Greene & MacRae, L.L.P.



Washington, D.C.
April 15, 1997